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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Frontstep, Inc.:


We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-42894) and Form S-8 (Nos. 33-40546, 33-45416, 33-73014,
33-73016, 333-660, 333-10631, 333-10633, 333-43947, and 333-91811) of
Frontstep, Inc. of our report dated September 30, 2002, relating to the consolidated balance sheets of Frontstep, Inc. and subsidiaries as of June 30, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, which report appears in June 30, 2002 annual report on Form 10-K of Frontstep, Inc.


/s/ KPMG LLP


Columbus, Ohio
September 30, 2002
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-40546, No. 33-45416, No. 33-73014, No. 33-73016, No. 333-660,
No. 333-10631, No. 333-10633, No. 333-43947 and No. 333-91811, and Form S-3 No.
333-42894) of Frontstep, Inc. (formerly Symix Systems, Inc.) of our report dated July 27, 2000, with respect to the consolidated financial statements of Frontstep, Inc. for the year ended June 30, 2000 included in this Annual Report (Form 10-K).


                                                  /s/ Ernst & Young

Columbus, Ohio
September 30, 2002